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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
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EXHIBIT 21

                          CHARTER ONE FINANCIAL, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                             AT DECEMBER 31, 1995


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                                                                             JURISDICTION OF         PERCENT OF
                                                                              INCORPORATION          OWNERSHIP
                                                                             ---------------         ----------
CHARTER ONE BANK, F.S.B.  . . . . . . . . . . . . . . . . . . . . .               Ohio                  100%


SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.

  1215 Financial Center Associates Ltd. . . . . . . . . . . . . . .               Ohio                  100%

  First Financial Services and Development Corporation  . . . . . .               Ohio                  100%

  Thriftco, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .               Ohio                  100%

  ICX Corporation . . . . . . . . . . . . . . . . . . . . . . . . .               Ohio                  100%

  1001 Services, Inc. . . . . . . . . . . . . . . . . . . . . . . .             Michigan                100%

  1001 Holding, Inc.  . . . . . . . . . . . . . . . . . . . . . . .             Michigan                100%

  FirstFed of Michigan International N.V. . . . . . . . . . . . . .             Michigan                100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
 DEVELOPMENT CORPORATION

  First Family Financial Services, Inc. dba First Data Tech . . . .               Ohio                  100%

  First Northern Insurance Agency, Inc. . . . . . . . . . . . . . .               Ohio                  100%

  Mid-Coastal Development, Inc. dba Cypress Point
   Associates in South Carolina . . . . . . . . . . . . . . . . . .               Ohio                  100%

  Real Estate Appraisal Services, Inc.  . . . . . . . . . . . . . .               Ohio                  100%

  Servco, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .               Ohio                  100%

  Charter One Investments, Inc. . . . . . . . . . . . . . . . . . .               Ohio                  100%

  GCCC, Inc. dba ACS  . . . . . . . . . . . . . . . . . . . . . . .               Ohio                  100%

  Renaissance Insurance Agency, Inc.  . . . . . . . . . . . . . . .             Michigan                100%

SUBSIDIARY OF 1001 SERVICES, INC.

  1001 Realty, Inc. . . . . . . . . . . . . . . . . . . . . . . . .             Michigan                100%

SUBSIDIARIES OF 1001 HOLDING, INC.

  1001 Insurance Agency, Inc. . . . . . . . . . . . . . . . . . . .             Michigan                100%

  Bay Life Insurance Company, Inc.  . . . . . . . . . . . . . . . .              Arizona                100%
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